Exhibit 99.1
For further information, contact:
Danial J. Tierney, Executive Vice President
Office:(503) 257-8766, Ext. 279
Fax:(503) 251-5473/E-mail: dantierney@trm.com
TRM Completes Private Placement
Portland, Oregon: September 30, 2005 — TRM Corporation (NASDAQ: TRMM) today announced that it has privately placed 2,778,375 shares of its common stock at $14.54 per share to both new and existing shareholders. Banc of America Securities LLC acted as placement agent in the transaction. The transaction, which will close October 5, 2005, will generate gross proceeds of $40.4 million, which TRM will use to pay expenses related to the offering, fund acquisitions and reduce debt.
About TRM
TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM’s ATM and copier customer base has grown to over 35,000 retailers throughout the United States and over 47,000 locations worldwide, including 6,500 locations across the United Kingdom and over 5,500 locations in Canada. TRM operates one of the largest multi-national ATM networks in the world, with over 22,000 locations deployed throughout the United States, Canada, Great Britain, Northern Ireland and Germany.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward- looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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